UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2017

STEEL PARTNERS HOLDINGS L.P.
(Exact name of registrant as specified in its charter)

Delaware	001-35493	13-3727655
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

590 Madison Avenue, 32nd Floor, New York, New York		10022
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (212) 520-2300

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 29, 2017, Anthony Bergamo, a director of Steel Partners Holdings GP Inc., the general partner to Steel Partners Holdings L.P. (the “Company”), passed away.  Mr. Bergamo had served as a director of the Company since July 15, 2009 and was Chairman of the Company’s Audit Committee and a member of the Company’s Compensation Committee. Mr. Bergamo was also designated as the Audit Committee’s financial expert, as defined under Item 407(d)(5)(ii) of Regulation S-K.

On October 4, 2017, the Board of Directors of the Company appointed John McNiff as Chairman of the Audit Committee, effective immediately. Mr. McNiff has been a director of the Company since July 15, 2009 and is Chairman of the Corporate Governance and Nominating Committee and a member of the Compensation Committee.

During the interim period between the time of Mr. Bergamo’s death and the appointment of Mr. McNiff to the Audit Committee, the Company was not in compliance with Section 303A.07(a) of the NYSE Listed Company Manual, which requires the Company to have at least three members of its Audit Committee.  The Company is now in compliance with Section 303A.07(a) and all members of the Audit Committee are financially literate. In addition, Mr. McNiff has been designated as the Audit Committee’s financial expert, in accordance with Item 407(d)(5)(ii) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

October 4, 2017	STEEL PARTNERS HOLDINGS L.P.

	By:	Steel Partners Holdings GP Inc.
Its General Partner

	By:	/s/ Douglas B. Woodworth
Douglas B. Woodworth
Chief Financial Officer